Exhibit 99.1
Fastly Announces Repurchase of 0% Convertible Senior Notes Due 2026

SAN FRANCISCO, May 26, 2022 -- Fastly, Inc. (NYSE: FSLY), the world’s fastest edge cloud platform, today announced that it has entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of its outstanding 0% Convertible Senior Notes due 2026 (the “Notes”) to repurchase (the “Repurchases”) approximately $235.0 million aggregate principal amount of the Notes for an aggregate cash repurchase price of approximately $176.2 million. The final aggregate cash repurchase price will be determined based on the sum of (i) approximately $176.2 million based on Fastly’s May 23, 2022 closing stock price of $11.85 per share of Class A common stock (the “common stock”) and (ii) an amount (which may be positive or negative) based in part on the daily volume-weighted average price per share of the common stock during a one-trading day pricing period following the execution of the Agreements. The actual amount of cash paid in the Repurchases could vary from the estimated aggregate repurchase price depending on changes in the trading price of the common stock during the measurement period. The Repurchases are expected to close on May 31, 2022, subject to customary closing conditions. Following the closing of the Repurchases, Fastly intends to cancel the repurchased Notes and, after such cancellation of repurchased Notes, approximately $713.8 million aggregate principal amounts of Notes will remain outstanding. The Repurchases could affect the market price of the common stock.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
About Fastly
Fastly is upgrading the internet experience to give people and organizations more control, faster content, and more dynamic applications. By combining the world’s fastest global edge cloud network with powerful software, Fastly helps customers develop, deliver, and secure modern distributed applications and compelling digital experiences. Fastly’s customers include many of the world’s most prominent companies, including Pinterest, The New York Times, and GitHub. For more information on our mission and products, visit https://www.fastly.com/.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements related to the amount of Notes to be repurchased, the ability to complete the Repurchases on the timeline described herein or at all, the ultimate cash purchase price for the Repurchases, and the impact of the Repurchases on the market price of the common stock.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: changes in the price of the common stock and changes in the convertible note and other capital markets. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including without limitation Fastly’s Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Investor Contact:
Vernon Essi, Jr.
ir@fastly.com

Media Contact:
press@fastly.com

Source: Fastly, Inc.